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                                                                       Exhibit 5

                             STOCK OPTION AGREEMENT


         BY THIS STOCK OPTION AGREEMENT ("Agreement") made and entered into this 18th day of December, 1996 ("Grant Date"), FORTE COMPUTER EASY, INC., a Utah corporation (the "Company"), and AAP HOLDINGS, INC., a Delaware corporation (the "Optionee"), hereby state, confirm, represent, warrant and agree as follows:

                                        I

                                    RECITALS
                                    --------

         1.1 Pursuant to Section 1.1 of that certain Agreement and Plan of Reorganization dated October 25, 1996 (the "Agreement") between the Company and the Optionee, the Company has agreed to issue to the Optionee options to acquire
1.5 times the number of shares of the $0.01 par value common stock (the "Common Stock") of the Company subject to outstanding options immediately prior to the closing of the transactions contemplated by the Agreement.

         1.2 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, such option.

                                       II

                                   AGREEMENTS
                                   ----------

         2.1 GRANT OF STOCK OPTION. Subject to the terms and conditions hereinafter set forth and to the terms and conditions applicable to the Prior Option (as defined in Section 2.5 hereof) from time to time, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

         2.2 EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement and those of the other documents and agreements referred to herein, the Option may be exercised only upon written notice to the Company which sets forth the number of Optioned Shares as to which the Option is being exercise and the exercise price thereof.

         2.3 PURCHASE PRICE. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $0.25 per share, subject to adjustment from time to time as set forth herein.

         2.4 PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price may be made as follows:




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                  (a) In United States dollars in cash or by check, bank draft or money order payable to the Company; or

                  (b) At the discretion of the Board of Directors of the Company, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price; or

                  (c) By a combination of both (a) and (b) above.

The Board of Directors of the Company shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate.

         2.5 EXERCISABILITY OF OPTION. Notwithstanding any provisions to the contrary set forth herein, the Option shall be subject in all respects to the terms and conditions applicable to the option previously granted by the Company to Anthony DePrima to purchase 1,000,000 shares of Common Stock (the "Prior Option"), including without limitation exercise price, conditions of exercise, forfeiture, restrictions on transferability of Common Stock received upon exercise, and terms of expiration. A copy of the agreement between the Company and the holder of the Prior Option, which sets forth the material terms of the Prior Option as of the date hereof, is attached hereto as EXHIBIT A. Without limiting the generality of the foregoing, the terms and conditions of the Option shall be deemed to be modified to reflect and correspond to any modifications, alterations or amendments (whether by agreement, operation of law or otherwise) in the terms and conditions of the Prior Option from time to time. The Option shall be exercisable, in whole or in part, only to the extent that the Prior Option is actually exercised, and shares of Common Stock shall be issued in respect of the exercise of the Option only to the extent that shares of Common Stock are issued in respect of the exercise of the Prior Option. If the Prior Option is terminated or expires in whole or in part for any reason at any time, the Option shall be deemed to be terminated, in whole or in part, to a like extent. The Company shall provide the Optionee with prompt written notice of any exercise of the Prior Option and of any modifications, alterations or amendments of the Prior Option pursuant to any agreement or document to which the Company is a party.

         2.6 TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon termination for any reason of the Prior Option.

         2.7 ADJUSTMENTS. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in


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the aggregate Purchase Price to be paid therefor upon exercise of the Option, but only to the extent that any such adjustment is made in respect of the Prior Option. The determination by the Board of Directors of the Company as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         2.8 LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall in all respects receive the same treatment as the Prior Option in connection with such transaction as the Prior Option.

         2.9 NOTICES. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Secretary at Forte Computer Easy, Inc., 1350 Albert Street, Youngstown, Ohio 44505, or at its then current corporate headquarters, and to the Optionee in care of its Secretary at 100 South Broadway Avenue, Salem, Ohio 44460, or at its then current corporate headquarters. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         2.10 TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee (except to any parent, subsidiary or affiliate of the Optionee).

         2.11 OPTIONEE NOT A SHAREHOLDER. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and one or more stock certificates issued therefor.

         2.12 DISPUTES OR DISAGREEMENTS. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board of Directors of the Company in its sole discretion, and that any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive.

         2.13 MODIFICATION OF AGREEMENT. This Agreement shall not be modified or amended except pursuant to a written document signed by both parties hereto; PROVIDED, HOWEVER, that this Agreement shall be deemed to be amended, without notice to or by any party or any other action on the party of any party hereto, to reflect any modification, alteration or amendment of the terms or conditions of the Prior Option, as set forth herein.

                            [signature page follows]



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         IN WITNESS WHEREOF, each of the Company and the Optionee has caused this instrument to be executed by its duly authorized officer as of the date set forth above.


                                         FORTE COMPUTER EASY, INC.,
                                         a Utah corporation



                                         By /S/ FRANK J. AMEDIA
                                            -----------------------------------
                                                  Frank J. Amedia, President

                                                                      "COMPANY"



                                         AAP HOLDINGS, INC.,
                                         a Delaware corporation



                                         By /S/ GEORGE HOFMEISTER
                                            -----------------------------------
                                                  George Hofmeister,
                                                  Chairman of the Board

                                                                     "OPTIONEE"




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                                                                    Exhibit A


                      COMPUTER EASY INTERNATIONAL, INC.
                      ---------------------------------
                            STOCK OPTION AGREEMENT
                            ----------------------
                            QUALIFIED STOCK OPTION
                            ----------------------

        This agreement (the "Agreement") is made and entered into on May 3, 1992, (the "Grant Date"), by and between Computer Easy International, Inc., a Utah corporation (the "Company"), and Anthony E. DePrima, a key employee, officer or Director of the Company (the "Optionee") under the terms and conditions set forth below.

                                   Recitals

        A. The Company, through its Board of Directors (the "Board"), has determined that, in order to attract and retain individuals of exceptional managerial talent, upon whom the sustained progress, growth and profitability of the Company depends, and in order to encourage these individuals to acquire a proprietary interest in the Company and to generate an increased incentive to contribute to the Company's future success and prosperity, the Company will offer a compensation package that provides these individuals a chance to participate financially in the success of the Company by acquiring an equity interest in it.

        B. As part of the compensation package, the Company has adopted a Stock Option Plan (the "Plan") pursuant to a resolution of the Board, the terms of which are incorporated herein by reference.

        C. Shareholders of the Company have adopted and approved the Plan at a special meeting of the Shareholders held on May 3, 1992.

        D. By this Agreement, the Company and Optionee desire to establish the terms upon which the Company is willing to grant to Optionee, and upon which Optionee is willing to accept from the Company, an option to purchase shares of common stock of the Company ("Common Stock").

        NOW, THEREFORE, the parties hereto agree as follows:

                                  Covenants

        1. GRANT OF OPTION. The Company grants to Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of 1,000,000 shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

        2. EXERCISE OF OPTION. The Option may be exercised only by Notice (as defined below) specifying the number of Optioned Shares

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in respect of which the Option is being exercised (the "Purchased Shares")
accompanied by payment in full of the Purchase Price.

        3. PURCHASE PRICE. The price to be paid for the Purchased Shares (the "Purchase Price") will be $0.25 per share.

        4. PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price will be made concurrent with the date of exercise of the Option (the "Exercise Date") in United States dollars in cash or by check, bank draft or money order payable to the Company.

        5. EXERCISE OF OPTION. The Optionee may exercise the Option in accordance with the following schedule:

                  0% before one (1) year after Grant Date;
                 25% one (1) year after Grant Date;
                 50% two (2) years after Grant Date;
                 75% three (3) years after Grant Date;
                100% four (4) through six (6) years after Grant Date.

        6. TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, will terminate as provided in
Section 5 of the Stock Option Plan, which section is incorporated herein by this reference. In no event will an Option be exercisable for a period longer than ten (10) years from the date such Option is granted.

        7. ADJUSTMENTS. In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares, or recapitalization or change in capitalization, the number and kind of Optioned Shares and the Purchase Price will be proportionately and appropriately adjusted to maintain pro-rata equity ownership without any change in the aggregate purchase price to be paid therefor upon exercise of the Option.

        8. ACQUISITION. In any person, corporation or other entity or group thereof (the "Acquiror") directly or indirectly makes an acquisition (an "Acquisition"), other than by merger or consolidation or purchase from the Company, of the beneficial ownership (as that terms is used in Section 13(d)(1) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of shares of Common Stock which, when added to any other shares the beneficial ownership of which is held by the Acquiror, will be more than 20% of the votes that are entitled to be cast at meetings of stockholders, any Options which by their terms were not exercisable in full prior to the date of the Acquisition will become immediately exercisable for a period of 180 days from the date of the Acquisition or 180 days from the date the Acquiror terminates the Option, whichever is later, and any Optionee may elect, during the period commencing on the date of the Acquisition and ending at the close of business on the 180th day referred to in this paragraph, to exercise any Options in whole or in part. In the event the 180th day referred to in this paragraph will fall on a day that is not a business day,



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then the 180th day will be deemed to be the next following business day. If not exercised by the close of business on the 180th day, the exercise terms of the Options will remain as is.

        9. NOTICE. Any notice to be given under the terms of the Agreement ("Notice") will be addressed to the Company at 414 East Southern Avenue, Tempe, Arizona 85282, or at its then current corporate headquarters. Notice to be given to the Optionee will be addressed to him or her at his or her then current residential address as appearing on the Company's records. Notice will be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

        10. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of any successor or successors of the Company.

        11. TRANSFERABILITY OF OPTION. This Option will not be transferable by Optionee except by will or the laws of descent and distribution and, during the life of Optionee, may be exercised only by Optionee.

        12. OPTIONEE NOT A SHAREHOLDER. Optionee will not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted will have been exercised with respect thereto and a stock certificate issued therefor.

        13. RIGHT TO CONTINUED EMPLOYMENT. The grant of the Option to Optionee will not be construed as giving the Optionee the right to be retained in the employ of the Company, and Company expressly reserves the right to dismiss Optionee at any time, with or without cause. Except as may otherwise be provided in a written employment agreement (if any) between Company and Optionee.

        14. SPECIFIC PERFORMANCE. Both parties agree that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations set forth herein will be enforceable in a court of equity by a decree of specific performance and appropriate injunction relief may be applied for and granted in connection herewith. Such remedies will, however, be cumulative and not exclusive and will be in addition to any other remedies which any party may have under this Agreement or otherwise.

        15. NOTIFICATION OF COMPANY. Any Optionee who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either: (a) within two (2) years after the date hereof; or (b) within one (1) year after the acquisition of such shares of Common Stock, will notify the Company of such disposition and of the amount realized upon such disposition.

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        IN WITNESS WHEREOF, the Company ha caused this instrument to be executed by its duly authorized officer, and Optionee has hereunto affixed his signature.

        Dated: May 3, 1992.


"Company"

Computer Easy International, Inc.
a Utah corporation

By /s/ Jess Riddle
   ------------------------------
   Jess Riddle, Vice President


"Optionee"
  /s/ Anthony DePrima
  -------------------------------





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